LICENSE AGREEMENT


BY AND BETWEEN:           POLYVALOR,   Societe   en   commandite,    hereinafter
                          represented by its General Partner, Polyvalor inc., having its principal place of business at 3744, Jean-Brillant Street, 6th floor, Montreal (Quebec);
                          H3T 1P1;

                                       (hereinafter referred to as "Polyvalor");

AND: MCGILL UNIVERSITY-THE ROYAL INSTITUTION FOR THE ADVANCEMENT OF LEARNING, having its place of business at 3550, University Street, Montreal (Quebec), H3A2A7;

                                           (hereinafter referred to as "McGill")
         (Polyvalor and McGill being collectively referred to as the "Licensor")

AND: LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGIES INC., having its place of business at 481, Victoria, Westmount (Quebec), H3Y 2R3;

                                         (hereinafter referred to as "Licensee")


         WHEREAS Licensor is the owner of valuable Know-How (as hereinafter defined) relating to integrated optical components for Dense Wavelength Division Multiplexing ("DWDM") and Plastic Optical Fibre ("POF") devices for telecommunication, data communications and sensor applications;

         WHEREAS Licensor is the owner of Patents (as hereinafter defined);

         WHEREAS Licensor wishes to grant unto Licensee and Licensee wishes to acquire from Licensor an exclusive Patent and Know-How License as to enable Licensee to produce, sell, distribute and promote Products (as hereinafter defined) throughout the world (the "Territory").


         NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS HEREIN CONTAINED, IT IS HEREBY COVENANTED AND AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

DWDM/POF Licence Agreement                                                Page 2
--------------------------------------------------------------------------------


SECTION I - DEFINITIONS

1.1      In this Agreement,

1.1.1 "Patents" shall mean an Invention of M. Amir Farfad, Mark P. Andrews and S. Iraj Najafi entitled "Solvent-assisted lithographic process using photosensitive sol-gel derived glass for depositing ridge waveguides on silicon" as more particularly described in a patent application therefor filed in the Canadian Patent Office on October 10, 1997 under No. 2,218,273 and in the U.S. Patent and Trademark Office on October 10, 1997 under No.08/948,511 as well as all improvements referred to in section 5.1 and all patent applications which may be filed in relation thereto in the Territory and all patents which may issue therefrom and any continuation, extension, division, revalidation , reissue or other combination or renewal of same;

1.1.2 "Know-How" shall mean all the present technical knowledge and accumulated experience acquired by Licensor and its predecessors in title under the supervision of Mark P. Andrews and/or S. Iraj Najafi as a result of research, practical experience or otherwise, in the design, manufacture, production, and/or use of integrated optical components for DWDM and POF devices for telecommunication, data communications and sensor applications including, without limiting the generality of the foregoing: ideas, unpatented inventions, processes, manufacturing procedures, methods, designs and data;

1.1.3 "Product" shall mean any product produced, sold or distributed by Licensee embodying or using the Patents or the Know-How;

1.1.4 "Contract Year" shall mean that period of time commencing on the Effective Date (as defined in section 10.1) and ending on December 31st, 1999 and any subsequent calendar year.

SECTION II - GRANT OF LICENSE

2.1 Subject only to the license granted to OPS Technology Inc. ("QPS") on May 4, 1998, Licensor hereby grants unto Licensee, the latter hereby accepting, the exclusive license to use the Patents and/or the Know-How to manufacture, produce , sell and distribute Products in the Territory and for no other purpose.

2.2 For so long as this Agreement shall remain in effect, Licensor undertakes and agrees that it will not distribute or sell, now will it grant to any party other than QPS any other right or license to manufacture, produce, import, distribute, sell or otherwise deal in Products or parts thereof anywhere in the Territory.

DWDM/POF Licence Agreement                                                Page 3
--------------------------------------------------------------------------------

2.3 However, it is understood that the Licensor and Ecole Polytechnique shall have the right to use and to allow its students, professors, staff and other researchers affiliated therewith and those of their affiliates to use the Patents and Know-How but only for research and teaching purposes.

2.4 Notwithstanding the above, it is understood that the Patents and Know-How are licensed on an "as is basis". Except as otherwise expressly set forth in this Agreement, McGill and Polyvalor make no representations and extend no warranties of any kind, either expressed or implied, including but not limited to warranties of merchantability fitness for any particular purpose and validity of the Patents or the Know-How.

SECTION III - CONSIDERATION

3.1 As consideration for the entering into of this Agreement and for the rights granted herein, Licensee undertakes and agrees to:

3.1.1 pay to each of The Office of Technology Transfer of McGill and Polyvalor a licensing fee of $5,000.00 payable upon signature of this agreement;

3.1.2 pay to each of McGill and Polyvalor a royalty at the rate of two and one half percent (2.5%) of Licensee's total gross sales and those of any sub-licensee to dealers, distributors and users of any products and services up to cumulative total royalty of $1,750,000 for each of McGill and Polyvalor;

3.1.3 to issue to each of McGill and Polyvalor or their nominee(s) 750,000 publicly traded common shares of Licensee. However, McGill and Polyvalor agree that such share will be subject to a hold period of up to one year. Such hold period shall not be more unfavourable to McGill and Polyvalor than the one imposed on the other shareholders of
         Licensee which have similar shareholdings in Licensee. As long as Licensor remains the beneficial owner of at least 500,000 common shares of Licensee. Licensor shall have the right, to have one of its representatives to be advised of and attend all board meetings as an observer. If requested by Licensor, Licensee shall cause its shareholders to appoint Licensor's representative as a director of Licensee. In the event Licensor appoints a director, Licensee shall obtain and pay for director liability insurance covering such director. In addition, Licensor shall have the same rights to subscribe additional common shares, to receive warrants and options for such common shares and to be issued convertible debentures or other securities of Licensee as the principal shareholders, officers and directors of Licensee.

3.2 As used herein, the term "gross sales" mean the gross amount charged by Licensee to its customers, less all sales, use or other similar taxes paid or payable by Licensee in connection with such sales, quantity and cash discounts actually allowed and credits for returned goods,

DWDM/POF Licence Agreement                                                Page 4
--------------------------------------------------------------------------------

         cancelled sales or bad debts. In the event such sales are made to an entity which is directly or indirectly controlled by Licensee or related to Licensee in any way, "gross sales" for such sales shall be deemed to be the gross sales price charged by Licensee for identical products or services sold in the same period to similar customers not so related or controlled to or by Licensee. If there are no such other sales, then the "gross sales" shall be the gross sales price of such related and/or controlled customers of Licensee to their customers.

3.3 For the purpose of computing when royalties pursuant to the provisions of section 3.1.2 are due, a "gross sale" shall be deemed to have occurred on the date on which the Licensee issues, in the ordinary course of trade, an invoice to a customer with respect to the wares or services referred to in section 3.1.2.

3.4 For the purposes of this section the term "License" includes any and all allowed sub- licensees.

3.5 All such royalties shall be paid quarterly within thirty (30) days after the end of each calendar quarter, and shall be accompanied by a report reflecting the quantities of Products, produced and sold by Licensee during each such quarter and such other information as Licensor may reasonably require to substantiate the royalties due and payable by Licensee hereunder.

3.6 If the payment of any royalties is delayed for any reason, interest shall accrue on the unpaid principal amount of such royalties from and after the date on which the same became due pursuant to this Section at a rate equal four percent (4%) over the prime rate of interest charged from time to time by the Laurentian Bank to its most credit-worthy customers. This shall not be interpreted as giving the Licensee a right not to pay on time under section 3.5.

3.7 In order that the royalties payable hereunder may be accurately determined, and the statements provided for hereinabove be verified, Licensee undertakes and agrees to keep full, clear, accurate and complete books and records relating to its operations under this Agreement, to be kept available for at least three (30 years from the end of the financial year during which a sale was reported to Licensor. All of the said records and books of Licensee shall be open at all reasonable times and upon a five (5) day notice during business hours for inspection and audit by any duly authorized representative or representatives of Licensor, at the latter's expense, to ascertain the accuracy of the royalty payments made hereunder by Licensee or claimed to be due hereunder by Licensor, provided however, that if there shall have been an error in favour of Licensee in excess of two percent (2%) in computing royalties for the period audited, all reasonable expenses in connection with such inspection and audit shall be borne by and paid for by Licensee.

DWDM/POF Licence Agreement                                                Page 5
--------------------------------------------------------------------------------


3.8 Licensor shall hold strictly confidential and secret, and shall not disclose and information concerning royalty payments or any information learned in the course of any inpection or audit of the records and accounts of Licensee, except as required by law or when it is necessary for Licensor to reveal such information in order to enforce its rights pursuant to the provisions of this Agreement.

3.9 Upon the demand of Licensor, but not more than once during any calendar year, Licensee shall at its expense furnish to Licensor a detailed statement by an independent Chartered Accountant, attesting to the royalties due and payable hereunder as of Licensee's last fiscal year end.

3.10 Receipt or acceptance by Licensor of any statement furnished pursuant to this Agreement or any sum paid hereunder shall not preclude Licensor from questioning the correctness thereof at any time during the period three (3) years from receipt thereof but not thereafter, and in the event that any mistake is discovered in any such statement or payment, and Licensee is appraised thereof, Licensee shall immediately rectify same.

3.11 Licensee shall allocate and pay Licensor all royalties payable hereunder separately for each country and all required statements to be provided to Licensor hereunder by Licensee shall be separate and distinct with respect to each country.

3.12 All monetary amounts stated herein shall refer to the lawful currency of Canada and all payments to Licensor hereunder shall be in Canadian dollars based upon the foreign exchange rate existing upon the date of payment to Licensee.

SECTION IV - MARKETING AND SALES PROMOTIONS

4.1 Licensee shall use its best efforts to develop, manufacture, produce, promote, sell and distribute the Product in accordance with the terms and conditions set forth in this Agreement.

SECTION V - DEVELOPMENTS AND IMPROVEMENTS

5.1 If during the term of this Agreement, Licensor shall develop new improvements and/or additional know-how pertaining to DWDM or POF, Licensor shall forth with supply Licensee with complete details thereof. Licensee shall have a period of thirty (30) days from the receipt of such details to notify Licensor in writing of its intentions to obtain a license for the use of such improvements and/or Know-how. Failure to respond shall be deemed a refusal. The parties agree to negotiate in good faith the terms and conditions of such licence. Licensor agrees not to disclose such details until the first of: i) termination of licence

DWDM/POF Licence Agreement                                                Page 6
--------------------------------------------------------------------------------


         negotiations or ii) six (6) months have elapsed since the date on which the details where disclosed to Licensee.

5.2 If during the term of this Agreement, Licensee shall develop independently new improvements to the Product and/or additional know-how pertaining to the design, manufacture, production or use of the Product, Licensee shall supply Licensor with complete details thereof including details relating to all intellectual property rights and any other rights relating to same. Licensee shall be the sole owner of all of the above. Licensor as well as Ecole Polytechnique shall have a perpetual paid-up non-exclusive license to use such improvements for the purposes set forth in section 2.3 once adequate patent protection is filed for.

SECTION VI - PATENTS

6.1 Licensor shall, at the reasonable request of Licensee, diligently file and prosecute applications for the Patents for the strongest protection reasonably available, maintain the Patents in force and transmit promptly to the Licensee a copy of all applications, Patents and official communications to and from any Patent Office as soon as received. Licensee shall bear the fees and disbursements for the preparation, filing, prosecution and maintenance of such applications and Patents.

6.2 In the event Licensor refuses to file or prosecute a patent application when requested by Licensee pursuant to section 6.1, intends not to file or prosecute an application prior to a statutory or other deadline, intends not to maintain a patent in force when so requested by Licensee pursuant to Section 6.1 or fails to do any of the above, Licensor must notify Licensee at least thirty (30) days prior to such deadline, and Licensee may, in the name of the Licensor, file or prosecute such application or maintain such Patent.

SECTION VII - INFRINGEMENT

7.1 Licensee agrees to notify Licensor, in writing, of any acts of infringement or violation of the Patents immediately after any such acts are brought to its attention or it has otherwise acquired knowledge thereof. The parties agree to consult with each other as to how to respond to each infringement or violation of the Patents. If the parties jointly conclude that legal action should be taken with respect to such infringement or violation, Licensor and Licensee shall promptly and diligently prosecute such action. In such event, each shall pay the following proportion of all costs and expenses and receive the same proportion of all recoveries and awards with respect to said action:

         Licensor:    5%
         Licensee:  95%

DWDM/POF Licence Agreement                                                Page 7
--------------------------------------------------------------------------------


7.2 In the event Licensee advises Licensor that it will not participate in such legal action, the Licensor shall be free to prosecute such action as Licensor may deem advisable and in that connection, Licensee shall assist Licensor in all reasonable ways and at all reasonable times, and Licensor shall have the right to use the name of Licensee as a party to the proceedings, either solely or jointly with Licensor's own name, provided that Licensor shall pay all costs and expenses and in such an event, Licensor shall be entitled to receive all recoveries and awards in connection with such proceedings.

7.3 In the event Licensor advises Licensee that it will not participate in such legal action, the Licensee shall be free to prosecute such action as Licensee may deem advisable and in that connection, Licensor shall assist Licensee in all reasonable ways and at all reasonable times, and Licensee shall have the right to use the name of Licensor as a party to the proceedings, either solely or jointly with Licensee's own name, provided that Licensee shall pay all costs and expenses and in such an event, Licensee shall be entitled to receive all recoveries and awards in connection with such proceedings.

7.4 In the event that any suit, action, or other proceeding shall be brought against Licensee involving any claim of patent infringement based upon Licensee's manufacture and/or use, or sale of any Product:

7.4.1 Licensee shall promptly send to Licensor a copy of all proceedings which have been served in such suit, action or other proceeding;

7.4.2 in the defence of any such claim, Licensor will cooperate fully with Licensee, and will, from time to time, make available to Licensee all relevant records, papers, information, samples, specimens and other similar material;

7.4.3 should such suit, action or other proceeding relate to any Product produced, sold or distributed by Licensee or method used by any user thereof embodying or using the Patents or the Know-How and should independent patent counsel acceptable to Licensor and to Licensee be of the opinion that such Product or method constitute a clear infringement of one or more of the claims mentioned in such suit, action or other proceeding which has not been settled to the full exoneration of Licensee six (6) months after the date of service thereof upon the Licensee, Licensee shall have, as its sole recourse, the right to terminate this Agreement upon written notice to Licensor.

7.5 Licensee and Licensor agree not to contest the ownership or validity of the Patents either directly or indirectly in any way whatsoever.

DWDM/POF Licence Agreement                                                Page 8
--------------------------------------------------------------------------------

SECTION VIII - MAINTENANCE OF STANDARDS

8.1 All Products shall be manufactured, sold and advertised in compliance with all applicable governmental laws, rules and regulations as well as those of applicable certification agencies such as CSA and UL. Licensee shall cause truthful and accurate labelling regarding the care, maintenance and use of the Products, where applicable, to be affixed to such Products.

SECTION IX - SUB-LICENSE AND ASSIGNMENT

9.1 Licensee shall not sub-license the rights and license granted pursuant to the terms of this Agreement, except under the following conditions:

9.2 such sub-license shall terminate not later than on the date of termination of this Agreement, whenever and for whatever cause such agreement may be terminated;

9.2.1 Licensee will remain liable for the payment of the full royalty required to be paid hereunder, aggregating all of the gross sales of Licensee and such sub-licensees;

9.2.2 such sub-license shall require the sub-licensee to comply with all of the terms, covenants and provisions of this Agreement other than the payment of royalties of fees to Licensor as if it was the Licensee under this Agreement;

9.2.3 save as other wise specified herein, Licensee will remain responsible for the performance of all the terms, covenants and provisions of this Agreement.

9.3 Licensee shall not have the right to assign the rights and license granted pursuant to this Agreement, without the consent of Licensor, which consent may not be unreasonably withheld. However, Licensor's consent shall not be required if such assignment is made in the context of a corporate reorganization and Licensor remains jointly and severally responsible for the performance of all the terms, covenants and provisions of this agreemently such assignee.

SECTION X  - TERM OF AGREEMENT

10.1 The Effective Date of this Agreement and its obligations shall be the day following the last closing of the proposed issue of up to US $5,000,000 special warrants by private placement as specified in the confidential information memorandum dated October 23, 1998. In the event such closing does not occur prior to May 31, 1999, Licensor shall have no further obligations under this Agreement which shall then be deemed to never have existed.

10.2 This Agreement shall endure and continue in force and effect from the Effective Date until October 10, 2017 unless previously terminated in accordance with the provisions of this Agreement.

DWDM/POF Licence Agreement                                                Page 9
--------------------------------------------------------------------------------

SECTION XI - TERMINATION

11.1 The occurrence of any one or more of the Following events shall constitute a default under this Agreement.

11.1.1   if any payment on account of the royalty is not made on due day;

11.1.2 Licensee institutes proceedings seeking relief under a bankruptcy law or any similar law, or consents to entry of an order for relief against it in any bankruptcy or insolvency proceeding or similar proceeding, or files a petition for or consent or answer consenting to reorganization or other relief under any bankruptcy act or other similar law, or consents to the filing against it of any petition for the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or of any substantial part of its property, or makes an assignment or a proposal for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or takes any action in furtherance of the foregoing;

11.1.3 the calling of a meeting of creditors, appointment of a committee of creditors or liquidating agents, or offering of a composition or extension to creditors by, for or of Licensee;

11.1.4 if Licensee or Licensor breaches materially any other provision of this Agreement.

11.2 In the event of a default specified in sub-paragraph 11.1.1 which is not corrected within thirty (30) days of written notice of such default, Licensor thereafter shall have the right to immediately terminate this Agreement. In the event of defaults specified in sub-paragraph 11.1.2. or 11.1.3, Licensor will have the right to immediately terminate this Agreement without notice.

11.3 In the event of a default specified in sub-paragraph 11.1.4 which is not corrected within sixty (60) days of receipt of written notice specifying the respect in which the defaulting party has breached this Agreement, the other party shall have the right to immediately terminate this Agreement.

11.4 No assignee for the benefit of creditors, receiver, liquidator, sequestrator, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of Licensee's assets or business shall have any right to continue to use the Patents or the Know-How.

11.5 Termination of this Agreement shall not release Licensee from any payments or obligations due and payable or accrued to Licensor or rescind any payment made or paid by Licensee

DWDM/POF Licence Agreement                                               Page 10
--------------------------------------------------------------------------------


         to Licensor hereunder prior to the time such termination becomes effective nor release Licensee from those obligations hereunder which survive termination.

11.6 Furthermore, termination of this Agreement prior to the expiration of its term shall be without prejudice to any other rights which Licensor may have against Licensee, including, without limitation, damages for breach to the extent that same may be recoverable.

11.7 In the event of the expiration or termination of this Agreement for any reason, the Licensee and all allowed sub-licensees shall cease all use of the Patents and the Know-How. Notwithstanding the foregoing, the Licensee and its allowed sub-licensees shall the right:

11.7.1 for a period not exceeding three (3) months from the date of expiration or termination, to complete the manufacture of Product components, accessories and supplies which are in the process of manufacture at the date of expiration or termination;

11.7.2 for a period not exceeding three (3) months from the date of expiration or termination, to sell Products or parts thereof which are in its possession, custody or control at the date of expiration or termination or are made under the authority of section 11.7.1; and

11.7.3 complete the performance of services relating to Products if such services were contracted for prior to the date of expiration or termination.

SECTION XII - REPRESENTATIONS AND WARRANTIES OF THE LICENSOR

12.1     Licensor hereby represents and warrants unto Licensee that:

12.1.1 it is the owner of all rights, title, property, benefit and interest in and to the Patents[ ] and that it has every legal right to enter into this Agreement and to perform the terms and conditions hereof or its part to be performed, fee of any encumbrances whatsoever;

12.1.2 it has made proper application in Canada for the Patent under No. 2,218,273 and in the US under No. 08/948,511.

12.1.3 it has entered no relationship or agreement, written or oral, expressed or implied, inconsistent with the provisions of this Agreement except for the license with QPS referred to in section 2.1;

12.1.4 Licensor has not received any notice that the manufacture, sale or use any part of the Product by Licensee will constitute an infringement of any patents or other proprietary rights owned by any third party;

DWDM/POF Licence Agreement                                               Page 11
--------------------------------------------------------------------------------


12.1.5 Licensor has made no investigations as to the matters set forth in sub-paragraph 12.1.4 Licensee agrees that Licensor will not be charged with constructive knowledge of any such infringement.

SECTION XIII - INDEMNIFICATION

13.1 Licensee shall indemnify and save and hold harmless Licensor from any liabilities, claims, causes of action, suits, damages and expenses (including reasonable attorney's fees and expenses) which Licensor is or becomes liable for, or may incur, or be compelled to pay or pay by reason of any acts, whether of omission or commission, that may be committed or suffered by Licensee or any of its servants, agents or employees in connection with Licensee's performance under the terms of this Agreement or arising out of the use of any part of the Products manufactured by or on behalf of or sold by Licensee. Licensee and/or its sub-contractors and allowed sub-licensees shall assume all warranty obligations to their customers in respect of such Products, and Licensor shall have no liability either to Licensee, any allowed sub-licensee or their respective customers in respect of such warranty obligations.

SECTION XIV - ARBITRATION

14.1 Any dispute arising out of the present agreement shall be submitted to the determination of a single arbitrator to be appointed in accordance with provisions of the Quebec Code of Civil Procedure and his determination of such matter shall be final and binding on both parties and shall not be subject to appeal by either party. The fees and expenses of the arbitrator, shall be borne equally by the parties.

SECTION XV - NOTICES

15.1 Any notice, demand, consent or other communication to be given in connection with this Agreement (collectively and individually the "Notice") shall be in writing and addressed to its addressee at the address stated above or such addresses as a party may specify from time to time by Notice.

15.2 Notices may be delivered by hand, overnight courier service (e.g., FEDEX, DHL) registered or certified mail or fax and shall be deemed to have been received as follows:

15.2.1   If delivered by hand:             at the time of  delivery  to a person
                                           who  appears   reasonably  to  be  in
                                           charge.

DWDM/POF Licence Agreement                                               Page 12
--------------------------------------------------------------------------------


15.2.2 If sent by fax: at the time of confirmed transmission provided a confirmation copy is sent by airmail or registered or certified mail within twenty-four (24) hours after the transmission.

15.2.3 If sent by registered or certified mail or by overnight courier service:
                                            at  the  time  of   delivery  or  of
                                            attempted   delivery   in  the  case
                                            delivery  cannot be completed due to
                                            no fault of the sender.

15.3 If the time of such deemed receipt as provided in paragraph 15.2 hereof is not during the customary hours of business, the Notice shall be deemed to have been received at 10:00 a.m. at the place of delivery on the first customary day of business thereafter.

SECTION XVI - GENERAL PROVISIONS

16.1 Interpretation. The parties hereto hereby declare that it is their intention that the provisions of the Agreement apply fairly and without detriment to the interest of any of them. [ ] Any inconsistency which may exist between any terms and conditions of this document and that of any related agreement shall be resolved in favour of the terms and conditions of this document, unless such related agreement contains a specific mention that such terms and conditions are not applicable.

16.2     Preamble. The preamble to this Agreement forms an integral part hereof.

16.3 Headings. Headings are for reference purposes and do not in any way affect interpretation of this Agreement.

16.4     Entire  Agreement.  This  Agreement and the  memorandum  referred to in section 10.1 set forth the entire Agreement and understanding between the parties with respect to the subject matter of this Agreement and merges, supersedes and cancels all prior discussions, representations, inducements, promises, undertakings, understandings, agreements or otherwise, whether oral, in writing or otherwise, between the parties with respect to such subject matter. Without limiting the generality of the foregoing, no oral explanation or oral information provided by the parties hereto, or any of them, shall alter the meaning or interpretation of this Agreement. There are no statements, terms, conditions, undertakings, representation, warranties or collateral agreements still in force or effect which have not been embodied in this Agreement. This Agreement may be altered, modified or amended only by a written document signed by all the parties.

16.5 Further Agreements and Actions. The parties agree to cooperate with each other and execute and deliver such further or other documents and assurances and do such other acts as may, from time to time, reasonably be required or deemed useful by the other party to protect the

DWDM/POF Licence Agreement                                               Page 13
--------------------------------------------------------------------------------


         Patents or to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement or to otherwise give effect to the provisions of this Agreement the party requesting any such act shall reimburse the other party complying with such request for the full cost of perform such act. Licensee agrees to assume all reasonable costs relating thereto.

16.6 Independent Contractors. Each party is an independent contractor and does not have any power (nor will it represent itself as having any power) to in any way enter into commitments or contracts, assume obligations, give any warranties, make any representation or incur liability of any kind in the name of the other party or on behalf of the other party or to otherwise bind or obligate the other or to assume or create any expressed or implied obligation or responsibility on behalf of the other or in the other's name. Nothing in this Agreement shall construed to create a relationship of partners, joint venturers, fiduciaries, master-servant, agency or other similar relationship between the parties.

16.7 Waiver in Writing. No waiver of any breach of any term or provision hereof shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless other wise provided, shall be limited to the specific breach waived.

16.8 Use of name. Licensee undertakes not to use the name of Polyvalor, Ecole Polytechnique, McGill or any of their faculties or affiliates in any brochure, catalogue, advertisement, notice, memorandum, prospectus or other communications unless required by law or regulatory authorities having jurisdiction without having previously obtained the written consent of such person(s) which shall not be unreasonably withheld.

16.9 Successors & Assigns. Subject to the provisions of section IX, this Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties.

16.10 Applicable Law. This Agreement shall be governed, construed and enforced in accordance with the laws in force in the Province of Quebec and those of Canada applicable therein except for Patent matters which shall be governed by the laws of the relevant country. Any disputes arising under this Agreement, shall be subject to the exclusive jurisdiction of the Courts of the Province of Quebec and both parties hereby irrevocably attorn to the jurisdiction of the Courts of such province.

16.11 Language. This Agreement has been drafted in the English language at the request of the parties. A la demande des parties, cette convention a ete redigee en langue anglaise.

DWDM/POF Licence Agreement                                               Page 14
--------------------------------------------------------------------------------

         IN WITNESS WHEREOF, the parties have signed.

         EXECUTED AT MONTREAL, QUEBEC, this __ day of __, 1998.


                                       POLYVALOR INC.




                                   Per: /s/ Dennis A. Beaudry
                                        ----------------------------------------
                                        Name:  Denis A. Beaudry
                                        Title: President Directeul-General

                                       MCGILL UNIVERSITY


                                   Per: /s/ Alex Nauarre
                                        ----------------------------------------
                                        Name:    Alex Nauarre
                                        Title:   Director

                                       LUMENON INNOVATIVE LIGHTWAVE
                                       TECHNOLOGIES INC.



                                   Per: /s/ Najafi              /s/ M. Andrews
                                        ----------------------------------------
                                        Name:    Najafi         M. Andrews
                                        Title:   President      Vice President